Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	THL Managers VI, LLC

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Event Requiring
Statement (Month/Day/Year):	September 13, 2018

Designated Filer:	Thomas H. Lee Advisors, LLC

Signature:

THL MANAGERS VI, LLC

By:
/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

September 24, 2018

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	THL Managers VII, LLC

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Event Requiring
Statement (Month/Day/Year):	September 13, 2018

Designated Filer:	Thomas H. Lee Advisors, LLC

Signature:

THL MANAGERS VII, LLC

By:
/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

September 24, 2018